EXHIBIT 5(a)





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                                                                  Exhibit 5(a)

                             Paul K. Sandness, Esq.
                          General Counsel and Secretary
                            MDU Resources Group, Inc.
                     1200 West Century Avenue, P.O. Box 5650
                        Bismarck, North Dakota 58506-5650




                                                           December 6, 2006



MDU Resources Group, Inc.
1200 West Century Avenue, P.O. Box 5650
Bismarck, North Dakota  58506-5650

Ladies and Gentlemen:

     I am General Counsel and Secretary of MDU Resources Group, Inc., a Delaware corporation (the "Company"). This opinion is being rendered in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended, (the "Securities Act"), for the registration of 2,600,000 shares of its common stock, par value $1.00 per share (the "Stock"), and the preference share purchase rights attached thereto (the "Rights"), for offer and sale in connection with the MDU Resources Group, Inc. 401(k) Retirement Plan.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo Bank, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as Rights Agent, together with the exhibits thereto (the "Rights Agreement"), pursuant to which the Rights were created, (iii) the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof, (iv) resolutions of the Board of Directors of the Company, dated May 11, 2006, authorizing the issuance of the Stock, (v) the Order of the Federal Energy Regulatory Commission, dated November 29, 2006, authorizing the issuance of the Stock, (vi) the Default Order of the Public Service Commission of the State of Montana, dated November 9, 2006, authorizing the issuance of the Stock, (vii) the Order of the Public Service Commission of Wyoming, dated December 4, 2006, authorizing the issuance of the Stock and (viii) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.

     Based upon the foregoing, subject to the limitations and qualifications contained in this opinion, I am of the opinion that:



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     1. The Company is validly existing as a corporation under the laws of the
State of Delaware.

     2. The issuance of the Stock has been duly authorized by the Board of Directors of the Company.

     3. The Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming have issued orders authorizing the issuance and sale of the Stock; provided that such orders remain in full force and effect and have not been amended, rescinded or repealed, upon issuance and delivery of the Stock and the receipt by the Company of the consideration therefor, as set forth in the Plan, the Stock will be validly issued, fully paid and non-assessable.

     4. The issuance of the Rights has been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the Rights Agreement, the Rights will be validly issued.

     Insofar as the opinions expressed herein relate to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, or the federal laws of the United States of America, I have relied on the opinion of even date herewith of LeBoeuf, Lamb, Greene & MacRae LLP, counsel to the Company, which opinion is to be filed as an exhibit to the Registration Statement.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name, as counsel, therein. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                           Very truly yours,

                                           /s/  Paul K. Sandness
                                           ------------------------------------
                                           Paul K. Sandness
                                           General Counsel and
                                           Secretary